Exhibit 99.1

Press Release

Federated Investors, Inc. Reports Fourth Quarter and Year-End 2003 Results

•	Equity assets increase 42% since 2002

•	Equity and bond assets reach record $55 billion

•	Quarterly dividend of $0.085 declared

(PITTSBURGH, PA, February 9, 2004) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment management companies, today reported earnings per diluted share (EPS) of $0.38 and net income of $42.8 million for the three months ended December 31, 2003, a decrease of 10 and 13 percent, respectively from the $0.42 and $48.9 million reported in Q4 2002. Q4 2003 EPS includes a charge of $0.12 per share related to the establishment of a $7.6 million restoration fund and $12.4 million for other expenses related to the internal review regarding past mutual fund trading practices. For full year 2003, including the impact of the aforementioned internal review and restoration charge, Federated reported EPS of $1.71 and net income of $191.5 million, a decrease of two and six percent, respectively from 2002.

For comparison of Q4 2003 to Q4 2002 EPS, excluding the aforementioned charge of $0.12, Q4 2003 EPS would have been $0.50 ($0.38 + $0.12), which is 19 percent higher than the Q4 2002 EPS of $0.42. Management believes the exclusion of this charge is useful to evaluate the performance of the company apart from the impact of the internal review.

“With our internal review substantially complete, Federated continues to enhance existing procedures and controls,” said J. Christopher Donahue, president and CEO. “Federated appreciates the patience of our clients while we conducted our internal review. We move forward with the goal of exceeding client expectations as we focus on our core competencies—managing competitive investment products and continuing to have the long-term commitment to our clients when distributing those products.”

Federated’s total managed assets were $197.9 billion at December 31, 2003, up $2.5 billion or one percent from $195.4 billion at the end of 2002 and up two percent from the end of Q3 2003. Average managed assets for Q4 2003 were $199.1 billion, $6.5 billion higher than the $192.6 billion reported for Q4 2002 and slightly higher than the $198.7 billion in average assets reported for Q3 2003.

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q4 and Year-End 2003 Earnings

February 9, 2004

The company also announced that its board of directors declared a quarterly dividend of $0.085 per share. The dividend is payable on February 27, 2004, to shareholders of record as of February 20, 2004. During 2003, Federated purchased 4,415,000 shares of class B common stock for $113.5 million in the open market. Due to the internal review, Federated did not repurchase shares during Q4 2003, but subject to normal blackout provisions for earnings and material events, plans to resume its share repurchase program.

Through its mutual funds and separate accounts, Federated managed a record $55.1 billion in equity and fixed-income assets as of December 31, 2003, an increase of 24 percent from $44.6 billion at the end of 2002. As a result of positive market conditions and flows, equity assets increased to a record $25.6 billion as of December 31, 2003, compared to $18.1 billion at the end of 2002 and $22.4 billion at the end of Q3 2003.

Federated’s top selling equity funds earned overall five-star ratings from Moringstar. The Federated Kaufmann Fund was our top selling equity fund for Q4 2003; followed by Federated Capital Appreciation Fund, a core blend fund; and Federated Market Opportunity Fund, a strategic value fund. As of December 31, 2003, Federated Kaufmann Fund A, B, C and K shares were rated five stars overall out of 613 mid-cap growth funds; Federated Market Opportunity Fund A, B and C shares were rated five stars overall out of 632 moderate allocation funds; and Federated Capital Appreciation Fund A, B, C and K shares were rated five stars overall out of 1,103 large blend funds. Morningstar ratings are based on risk-adjusted total return. The overall rating is derived from a weighted average of the fund’s three-, five- and ten-year average annual returns, as applicable.

“Federated’s enhanced investment research team and the information advantage created through our proprietary research are generating results,” Donahue said. “We ended the year with several additional equity funds earning top-rated rankings in a variety of categories. We expect to have continued success distributing these products across our multi-channel distribution platform.”

Fixed-income assets were $29.5 billion at December 31, 2003, up $3.0 billion from the end of Q4 2002 and up slightly from the end of Q3 2003.

Money market assets in both funds and separate accounts totaled $142.8 billion at December 31, 2003, $7.9 billion or five percent less than the $150.7 billion at December 31, 2002 and up slightly from $142.3 billion at September 30, 2003. Average money market assets were $145.3 billion for the quarter ended December 31, 2003, compared to $148.9 billion for the same period last year and $147.6 billion for Q3 2003. Average money market fund assets decreased to $132.0 billion for Q4 2003 from $135.9 billion for Q4 2002 and decreased from $133.2 billion for the prior quarter.

Federated Reports Q4 and Year-End 2003 Earnings

February 9, 2004

Financial Highlights

The Condensed Consolidated Statements of Income reflect changes in the presentation of certain contractual obligations with respect to expenses of third parties. In Q4 2003, Federated reclassified certain distribution-related and other items on the Consolidated Statements of Income. These reclassifications are intended to better reflect Federated’s contractual obligations related to third-party distribution of its products and other services. These expenses, which were previously netted against their respective revenues, are now presented as operating expenses. The company believes that the new presentation provides greater clarity for these items. This change had no impact on current or prior years’ net income.

For the quarter ended December 31, 2003, total revenue increased 10 percent to $216.8 million from $197.3 million for Q4 2002 and grew by three percent from the prior quarter. Total revenue for the year ended December 31, 2003 increased two percent to $823.2 million compared to $808.8 million for the prior year.

Operating expenses increased 23 percent for Q4 2003 to $146.2 million from $119.1 million for Q4 2002 and increased 15 percent from $126.8 million the prior quarter due largely to the aformentioned charge of $20.0 million included in Q4 2003 operating expenses. For the year ended December 31, 2003, operating expenses increased seven percent to $510.8 million compared to $477.1 million last year.

For Q4 2003, Federated derived 44 percent of its revenue from money market assets, 31 percent from equity assets, 19 percent from fixed-income assets and six percent from other products. For the year ended December 31, 2003, Federated derived 47 percent of its revenue from money market assets, 27 percent from equity assets, 20 percent from fixed-income assets and six percent from other products.

At December 31, 2003, Federated recorded $268 million of additional deferred sales commission assets and an equal amount of non-recourse debt to reflect financing treatment for all 12b-1 and contingent deferred sales commissions sold under its B-share program. For comparative purposes, deferred sales commissions and non-recourse debt of $261 million, respectively, were recorded at December 31, 2002. This resulted in no impact to current or prior years’ net income.

Federated will host an earnings conference call at 2:00 p.m. on Monday, February 9, 2004. Investors are invited to listen to Federated’s Q4 and year-end 2003 earnings teleconference by calling 888-412-9259 (domestic) or 706-679-0848 (international) prior to the 2:00 p.m. Eastern start time. The call may also be accessed in real time on the Internet via the About Us section of www.federatedinvestors.com. A replay will be available after 5:30 p.m. and until February 16, 2004, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and entering code 5471919.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $198 billion in assets as of December 31, 2003. With more than 135 mutual funds, various separately

Federated Reports Q4 and Year-End 2003 Earnings

February 9, 2004

managed accounts and closed-end funds, Federated provides comprehensive investment management to 5,900 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top two percent of money market fund managers in the industry, the top four percent of fixed-income fund managers and the top five percent of equity fund managers1. For more information, visit www.federatedinvestors.com.

###

1.	Strategic Insight, November, 2003. Based on assets in open-end funds.

Certain statements in this press release, such as those related to the prospects for success in distributing certain products, constitute forward-looking statements, which involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include those discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be more likely to occur as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements.

For more complete information on Federated funds, please visit www.federatedinvestors.com for prospectuses. Investors should read the prospectus carefully before investing. Federated Securities Corp., Distributor of the Federated funds. Separately managed accounts available through Federated Investment Counseling, a registered investment advisor.

Past performance is no guarantee of future results.

For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Overall Morningstar Rating for a fund is derived from a weighted-average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics.

For the 3 years and 5 years ended 12/31/2003, Federated Kaufmann Fund, A, B, C, and K shares were rated 5 stars and 5 stars out of 613 and 396, mid-cap growth funds, respectively. For the 10 year period ended 12/31/2003, Federated Kaufmann Fund A, B, C, and K shares were rated 4, 5, 5, and 5 stars, respectively out of 126 mid-cap growth funds. For the 3 years ended 12/31/2003, Federated Market Opportunity Fund A, B, and C shares were rated 5 stars out of 632 moderate allocation funds. For the 3 years, 5 years and 10 years ended 12/31/2003, Federated Capital Appreciation Fund, A shares, was rated 4, 4, and 5 stars, Federated Capital Appreciation Fund, B shares, was rated 4, 5, and N/A, C shares was rated 4, 5, and N/A, and K shares was rated 4, 5, and 5 stars out of 1103, 791, and 256 large blend funds, respectively. Past performance is no guarantee of future results.

Morningstar provides adjusted historical returns and an Extended Performance Rating for some mutual funds in its universe. This means that any share class that doesn’t have a 3-, 5-, or 10-year performance history may receive a hypothetical Morningstar Rating based on the oldest surviving share class of the fund. First, Morningstar computes the funds’ new return stream by appending an adjusted return history of the oldest share class. Next, the Extended Performance Rating is determined by comparing the adjusted-historical returns to the current open-end mutual fund universe to identify placement in the bell curve used to assign the Morningstar Rating.

© 2004 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

The Federated Kaufmann Fund is the successor to the Kaufmann Fund, Inc. (Kaufmann Fund) pursuant to a reorganization that took place on April 23, 2001. Prior to that date, the fund had no investment operations. Accordingly, performance information for Class A, B, and C is historical information of the Kaufmann Fund, but has been adjusted to reflect the maximum sales charge or contingent deferred sales charge and expenses applicable to the fund’s Class A, B, and C shares.

The Class K shares of Federated Capital Appreciation Fund is a new class of shares, which commenced operations on April 7, 2003. For the period prior to the commencement of operations of the Class K shares, performance information is for the fund’s Class A shares, adjusted to reflect the expenses of the Class K shares.

Federated Reports Q4 and Year-End 2003 Earnings

February 9, 2004

Unaudited Condensed Consolidated Statements of Income*

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenue
Investment advisory fees, net	$139,595	$125,726	$528,370	$516,409
Administrative service fees, net	36,706	36,018	144,873	145,406
Other service fees, net	38,320	34,086	142,322	141,806
Other	2,129	1,455	7,683	5,132

Total Revenue	216,750	197,285	823,248	808,753

Operating Expenses
Compensation and related	46,221	41,378	182,742	177,816
General and administrative
Marketing and distribution	40,910	36,245	156,093	146,235
Professional service fees	19,663	7,556	45,367	27,697
Office and occupancy	7,042	6,852	26,410	26,132
Systems and communications	6,051	6,859	26,012	27,720
Advertising and promotional	5,119	5,596	17,533	21,426
Travel and related	3,813	3,793	13,115	12,930
Other	10,427	4,730	18,063	11,388

Total general and administrative	93,025	71,631	302,593	273,528

Amortization of deferred sales commissions	4,358	3,511	14,911	14,513
Amortization of intangible assets	2,642	2,612	10,540	11,266

Total Operating Expenses	146,246	119,132	510,786	477,123

Operating Income	70,504	78,153	312,462	331,630

Nonoperating Income (Expenses)
Investment income (expense), net	747	768	2,158	(125)
Debt expense — recourse	(129)	(146)	(491)	(484)
Debt expense — nonrecourse	(1,032)	(1,083)	(4,215)	(4,304)
Other, net	(1)	(42)	(108)	(151)

Total Nonoperating Expenses, net	(415)	(503)	(2,656)	(5,064)

Minority interest	2,563	2,578	10,206	10,852

Income before income taxes	67,526	75,072	299,600	315,714
Income tax provision	24,752	26,173	108,115	111,954

Net Income	$42,774	$48,899	$191,485	$203,760

Earnings Per Share
Basic	$0.40	$0.44	$1.78	$1.81

Diluted	$0.38	$0.42	$1.71	$1.74

Weighted-average shares outstanding
Basic	107,502	111,561	107,839	112,375

Diluted	111,278	116,154	112,059	117,304

Dividends declared per share	$0.0850	$0.0570	$0.2970	$0.2170

*	Certain items previously reported have been reclassified to conform with the current year presentation.

Federated Reports Q4 and Year-End 2003 Earnings

February 9, 2004

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Dec. 31, 2003	Dec. 31, 2002
Assets
Cash and other short-term investments	$233,990	$150,932
Other current assets	57,342	52,730
Deferred sales commissions, net	327,717	320,076
Intangible assets, net	226,268	235,166
Other long-term assets	33,911	36,547

Total Assets	$879,228	$795,451

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$130,401	$111,894
Long-term debt—recourse	542	1,385
Long-term debt—nonrecourse	327,142	319,328
Other long-term liabilities and minority interest	25,290	22,127
Shareholders’ equity excluding treasury stock	841,006	676,416
Treasury stock	(445,153)	(335,699)

Total Liabilities, Minority Interest and Shareholders’ Equity	$879,228	$795,451

Changes in Equity and Fixed-Income Mutual Funds

(in millions)

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Equity Funds
Beginning Assets	$20,064	$15,506	$16,240	$20,760

Sales	1,743	1,347	6,320	5,817
Redemptions	(1,276)	(1,471)	(5,208)	(5,770)

Net sales (redemptions)	467	(124)	1,112	47
Net exchanges	66	16	298	(191)
Acquisition related	—	—	47	41
Other*	2,220	842	5,120	(4,417)

Ending Assets	$22,817	$16,240	$22,817	$16,240

Fixed-Income Funds
Beginning Assets	$24,088	$21,310	$22,169	$17,378

Sales	2,605	4,072	14,206	14,701
Redemptions	(2,929)	(3,461)	(13,134)	(10,771)

Net (redemptions) sales	(324)	611	1,072	3,930
Net exchanges	(11)	(14)	(362)	188
Acquisition related	—	—	118	—
Other*	251	262	1,007	673

Ending Assets	$24,004	$22,169	$24,004	$22,169

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Federated Reports Q4 and Year-End 2003 Earnings

February 9, 2004

(in millions)

MANAGED ASSETS	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002
By Asset Class
Equity	$25,627	$22,354	$20,786	$17,400	$18,067
Fixed-income	29,517	29,421	30,169	28,372	26,541
Money market	142,773	142,294	151,398	149,893	150,745

Total Managed Assets	$197,917	$194,069	$202,353	$195,665	$195,353

By Market
Trust	$96,131	$93,685	$100,350	$95,152	$102,186
Broker/dealer	47,792	46,672	46,221	44,390	44,060
Institutional	30,561	31,234	31,968	31,551	27,730
International	2,452	2,219	2,240	1,867	1,795
Other	20,981	20,259	21,574	22,705	19,582

Total Managed Assets	$197,917	$194,069	$202,353	$195,665	$195,353

By Product Type
Mutual Funds:
Equity	$22,817	$20,064	$18,663	$15,606	$16,240
Fixed-income	24,004	24,088	24,709	23,769	22,169
Money market	128,878	128,583	135,922	132,454	136,374

Total Fund Assets	$175,699	$172,735	$179,294	$171,829	$174,783

Separate Accounts:
Equity	$2,810	$2,290	$2,123	$1,794	$1,827
Fixed-income	5,513	5,333	5,460	4,602	4,372
Money market	13,895	13,711	15,476	17,440	14,371

Total Separate Accounts	$22,218	$21,334	$23,059	$23,836	$20,570

Total Managed Assets	$197,917	$194,069	$202,353	$195,665	$195,353

AVERAGE MANAGED ASSETS	Quarter ended
	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002
By Asset Class
Equity	$24,250	$21,860	$19,622	$17,662	$18,041
Fixed-income	29,601	29,271	29,433	27,420	25,667
Money market	145,287	147,587	150,307	155,631	148,930

Total Avg. Assets	$199,138	$198,718	$199,362	$200,713	$192,638

By Product Type
Mutual Funds:
Equity	$21,676	$19,658	$17,606	$15,867	$16,303
Fixed-income	24,145	24,049	24,336	22,954	21,505
Money market	131,972	133,228	134,027	138,427	135,920

Total Avg. Fund Assets	$177,793	$176,935	$175,969	$177,248	$173,728

Separate Accounts:
Equity	$2,574	$2,202	$2,017	$1,795	$1,738
Fixed-income	5,456	5,222	5,097	4,466	4,162
Money market	13,315	14,359	16,279	17,204	13,010

Total Avg. Separate Acct.	$21,345	$21,783	$23,393	$23,465	$18,910

Total Avg. Assets	$199,138	$198,718	$199,362	$200,713	$192,638

ADMINISTERED ASSETS	Quarter Ended
	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002
Period End	$43,428	$43,274	$37,612	$36,133	$34,827
Average	$43,754	$40,527	$36,982	$36,790	$36,303

Federated Reports Q4 and Year-End 2003 Earnings

February 9, 2004

Unaudited Condensed Consolidated Statements of Income*

(in thousands, except per share data)

	Quarter Ended
	March 31, 2003	June 30, 2003	Sept. 30, 2003	Dec. 31, 2003
Revenue
Investment advisory fees, net	$124,059	$129,348	$135,368	$139,595
Administrative service fees, net	35,749	35,956	36,462	36,706
Other service fees, net	32,665	35,128	36,209	38,320
Other	1,581	2,036	1,937	2,129

Total Revenue	194,054	202,468	209,976	216,750

Operating Expenses
Compensation and related	42,310	46,492	47,718	46,221
General and administrative
Marketing and distribution	36,501	37,851	40,832	40,910
Professional service fees	8,099	8,281	9,324	19,663
Office and occupancy	6,819	6,428	6,121	7,042
Systems and communications	6,749	6,758	6,455	6,051
Advertising and promotional	3,923	4,238	4,254	5,119
Travel and related	2,850	3,274	3,177	3,813
Other	2,136	3,130	2,369	10,427

Total general and administrative	67,077	69,960	72,532	93,025

Amortization of deferred sales commissions	3,238	3,404	3,910	4,358
Amortization of intangible assets	2,624	2,628	2,647	2,642

Total Operating Expenses	115,249	122,484	126,807	146,246

Operating Income	78,805	79,984	83,169	70,504

Nonoperating Income (Expenses)
Investment income (expense), net	501	451	459	747
Debt expense –– recourse	(128)	(124)	(110)	(129)
Debt expense –– nonrecourse	(1,056)	(1,065)	(1,062)	(1,032)
Other, net	(5)	(102)	—	(1)

Total Nonoperating Expenses, net	(688)	(840)	(713)	(415)

Minority interest	2,518	2,578	2,547	2,563

Income before income taxes	75,599	76,566	79,909	67,526
Income tax provision	26,888	27,506	28,969	24,752

Net Income	$48,711	$49,060	$50,940	$42,774

Earnings Per Share
Basic	$0.44	$0.46	$0.48	$0.40

Diluted	$0.43	$0.44	$0.46	$0.38

Weighted-average shares outstanding
Basic	109,685	107,307	106,900	107,502

Diluted	113,973	111,703	111,320	111,278

Dividends declared per share	$0.0570	$0.0700	$0.0850	$0.0850

*	Certain items previously reported have been reclassified to conform with the current year presentation.

Federated Reports Q4 and Year-End 2003 Earnings

February 9, 2004

Unaudited Condensed Consolidated Statements of Income*

(in thousands, except per share data)

	Year Ended
	Dec. 31 2003	Dec. 31, 2002	Dec. 31, 2001	Dec. 31, 2000	Dec. 31, 1999
Revenue
Investment advisory fees, net	$528,370	$516,409	$482,212	$428,383	$370,969
Administrative service fees, net	144,873	145,406	134,606	113,345	107,412
Other service fees, net	142,322	141,806	192,640	193,410	168,887
Other, net	7,683	5,132	5,239	8,482	6,524

Total Revenue	823,248	808,753	814,697	743,620	653,792

Operating Expenses
Compensation and related	182,742	177,816	173,462	162,284	152,469
General and administrative
Marketing and distribution	156,093	146,235	131,850	107,632	93,993
Professional service fees	45,367	27,697	31,969	30,811	27,886
Office and occupancy	26,410	26,132	27,124	25,331	25,313
Systems and communications	26,012	27,720	29,142	30,163	27,809
Advertising and promotional	17,533	21,426	25,583	27,377	25,000
Travel and related	13,115	12,930	12,993	14,684	13,797
Other	18,063	11,388	7,403	7,653	9,470

Total general and administrative	302,593	273,528	266,064	243,651	223,268

Amortization of deferred sales commissions	14,911	14,513	43,860	59,041	48,275
Amortization of intangible assets	10,540	11,266	17,121	7,560	10,405

Total Operating Expenses	510,786	477,123	500,507	472,536	434,417

Operating Income	312,462	331,630	314,190	271,084	219,375

Nonoperating Income (Expenses)
Investment income (expense), net	2,158	(125)	(12,526)	16,018	14,746
Debt expense — recourse	(491)	(484)	(13,168)	(8,317)	(8,867)
Debt expense — nonrecourse	(4,215)	(4,304)	(23,121)	(25,863)	(22,979)
Other, net	(108)	(151)	8,540	(192)	2,825

Total Nonoperating Expenses, net	(2,656)	(5,064)	(40,275)	(18,354)	(14,275)

Minority interest	10,206	10,852	10,880	10,208	10,219

Income before income taxes	299,600	315,714	263,035	242,522	194,881
Income tax provision	108,115	111,954	94,588	87,162	70,861

Net Income	$191,485	$203,760	$168,447	$155,360	$124,020

Earnings Per Share
Basic	$1.78	$1.81	$1.46	$1.32	$0.99

Diluted	$1.71	$1.74	$1.40	$1.27	$0.96

Weighted-average shares outstanding
Basic	107,839	112,375	115,012	117,557	125,238

Diluted	112,059	117,304	119,992	122,295	129,086

Dividends declared per share	$0.2970	$0.2170	$0.1750	$0.1387	$0.1093

*	Certain items previously reported have been reclassified to conform with the current year presentation.